Exhibit 99.1

June 28, 2024

Bank of America Comments on Stress Test Results;
Plans to Increase Quarterly Dividend 8% to $0.26 Per Share

CHARLOTTE, NC — Bank of America today commented on the results of the Federal Reserve’s 2024 Comprehensive Capital Analysis and Review (CCAR) and announced plans to increase its quarterly common stock dividend to $0.26 per share beginning in the third quarter of 2024.
Based on the 2024 CCAR results, Bank of America’s stress capital buffer (SCB) will be 3.2% and the CET1 minimum requirement will be 10.7% when finalized. This new SCB will be effective from October 1, 2024 to September 30, 2025. At March 31, 2024 Bank of America had $197 billion of regulatory CET1 capital and a CET1 ratio of 11.9% which exceeds our current regulatory minimum requirement of 10.0%.
The common stock dividend is subject to approval from the Company’s Board of Directors.
Forward-Looking Statements
Certain statements contained in this news release may constitute “forward-looking” statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements represent the current expectations, plans or forecasts of Bank of America based on available information. Forward-looking statements can be identified by the fact that they do not relate strictly to historical or current facts. These statements often use words like “expects,” “anticipates,” “believes,” “estimates,” “targets,” “intends,” “plans,” “predict,” “goal” and other similar expressions or future or conditional verbs such as “will,” “may,” “might,” “should,” “would” and “could.” Forward-looking statements speak only as of the date they are made, and Bank of America undertakes no obligation to update any forward-looking statement to reflect the impact of circumstances or events that arise after the date the forward-looking statement was made.
Forward-looking statements represent Bank of America’s current expectations, plans or forecasts of its future results, revenues, expenses, dividends, efficiency ratio, capital measures, and future business and economic conditions more generally, and other future matters. These statements are not guarantees of future results or performance and involve certain known and unknown risks, uncertainties and assumptions that are difficult to predict and are often beyond Bank of America’s control. Actual outcomes and results may differ materially from those expressed in, or implied by, any forward-looking statements due to a variety of factors. You should not place undue reliance on any forward-looking statement and should consider all of the precautionary statements, uncertainties and risks discussed in Bank of America’s filings with the Securities and Exchange Commission, including in Bank of America’s Current Report on Form 8-K dated October 20, 2021, announcing Bank of America’s common stock repurchase program, under Item 1A. “Risk Factors” of Bank of America’s Annual Report on Form 10-K for the year ended December 31, 2023, and in any of Bank of America’s other subsequent Securities and Exchange Commission filings.
Bank of America
Bank of America is one of the world's leading financial institutions, serving individual consumers, small and middle-market businesses and large corporations with a full range of banking, investing, asset management and other financial and risk management products and services.  The company provides unmatched convenience in the United States, serving approximately 69 million consumer and small business clients with approximately 3,800 retail financial centers, approximately 15,000 ATMs (automated teller machines) and award-winning digital banking with approximately 57 million verified digital users.  Bank of America is a global leader in wealth management, corporate and investment banking and trading across a broad range of asset classes, serving corporations, governments, institutions and individuals around the world.  Bank of America offers industry-leading support to approximately 4 million small business households through a suite of innovative, easy-to-use online products and services.  The company serves clients through operations across the United States, its territories and more than 35 countries. Bank of America Corporation stock is listed on the New York Stock Exchange (NYSE: BAC).

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Investors May Contact:
Lee McEntire, Bank of America
Phone:  1.980.388.6780
lee.mcentire@bofa.com
Jonathan G. Blum, Bank of America (Fixed Income)
Phone: 1.212.449.3112
jonathan.blum@bofa.com

Reporters May Contact:
Bill Halldin, Bank of America
Phone: 1.916.724.0093
william.halldin@bofa.com